For immediate release

April 25, 2007

GLOBAL CASINOS’ AFFILIATE BEGINS

MARKETING EFFORT FOR NEW POKER GAME

Boulder, CO – Global Casinos Inc. (OTCBB:  GBCS) announced today that its affiliate, Global Gaming Technologies, LLC, has entered into a consultation agreement with Michelle Knoll Communications, Inc., to identify strategic opportunities to commercialize its proprietary new casino game.

The new game, preliminarily called “Flash Poker” is the subject of a pending US Patent application.  The game has not yet received regulatory approval for use in any gaming jurisdiction.

Michelle Knoll has extensive experience in the gaming industry, having served as Director of Marketing for the Monte Carlo Resort & Casino and Vice-President of Marketing for the Las Vegas Hilton.

Global Casinos has a 25% equity interest in Global Gaming Technologies, LLC, with the contractual right to acquire an additional 25% for an additional $100,000 capital investment.  For further information, contact:

Clifford L. Neuman, Interim President

1507 Pine Street

Boulder, CO  80302

(303) 449-2100